ARTICLES OF RESTATEMENT OF SHENANDOAH TELECOMMUNICATIONS COMPANY The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows: 1. The name of the corporation immediately prior to restatement is Shenandoah Telecommunications Company. 2. The restatement contains an amendment to the articles of incorporation. 3. The text of the amended and restated articles of incorporation is attached hereto. 4. The restatement was adopted by the corporation on August 21, 2019. 5. The adoption of the restatement was duly approved by the board of directors. Shareholder approval of the restatement was not required because the restatement effects a change described in § 13.1-706 of the Code of Virginia. 6. The Certificate of Amendment and Restatement shall become effective on August 31, 2019. Executed in the name of the corporation by: (Signature) (Date) Christopher E. French President and Chief Executive Officer (Printed Name) (Corporate Title) 0214053-1 (Corporation’s SCC ID no.)

SHENANDOAH TELECOMMUNICATIONS COMPANY Date of Incorporation: February 4, 1981 Effective Date of Amended and Restated Articles of Incorporation: August 31, 2019 AMENDED AND RESTATED ARTICLES OF INCORPORATION ARTICLE I The name of the Corporation is SHENANDOAH TELECOMMUNICATIONS COMPANY. ARTICLE II The purpose of the Corporation is to conduct any or all lawful business not required to be specifically stated in these articles. ARTICLE III The Corporation shall have authority to issue 96,000,000 shares. ARTICLE IV No stockholder shall have the preemptive right to acquire unissued shares of the Corporation or securities convertible into such shares or warrants, options or rights to acquire such shares. ARTICLE V [INTENTIONALLY OMITTED.] ARTICLE VI The authorized number of directors of this Corporation shall be not less than seven (7) and not more than nine (9). The number of directors within this range shall be stated in the Corporation’s Bylaws, as may be amended from time to time. When the number of directors is changed the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that the directors in each class shall be as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Effective as of the annual meeting of shareholders in 1998, the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of shareholders, and in all cases until their successors shall be elected and shall qualify, or until their earlier resignation, removal from office, death or incapacity. The initial term of

2 office of Class I shall expire at the annual meeting of shareholders in 1999, that of Class II shall expire at the annual meeting in 2000, and that of Class III shall expire at the annual meeting in 2001, and in all cases as to each director until such director’s successor shall be elected and shall qualify, or until the director’s earlier resignation, removal from office, death or incapacity. Subject to the foregoing, at each meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. The directors remaining in office acting by a majority vote, or a sole remaining director, although less than a quorum, are hereby expressly delegated the power to fill any vacancies in the Board of Directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, and any director so chosen shall hold office until the next shareholder meeting at which directors are elected and until a successor shall have been elected and qualified, or until such director’s earlier resignation, removal from office, death or incapacity. Any director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than 75% of the shares entitled to vote at the election of directors. ARTICLE VII 1. In this Article: “applicant” means the person seeking indemnification pursuant to this Article. “expenses” includes counsel fees. “liability” means the obligation to pay a judgment, settlement, penalty, tine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding. “party” includes an individual who was, is, or is threatened to be, made a named defendant or respondent in a proceeding. “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal administrative or investigative and whether formal or informal. 2. In any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

3 3. The Corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by such person in connection with such proceeding unless such person engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if that person’s duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract. 4. The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom. 5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 2 or 3 of this Article. 6. Any indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because the applicant has met the applicable standard of conduct set forth in Section 3. The determination shall be made: (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) If a quorum cannot be obtained under Subsection (a) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may not participate), consisting solely of two or more directors not at the time parties to the proceeding;

4 (c) By special legal counsel; (i) Selected by the Board of Directors or its committee in the manner prescribed in Subsection (a) or (b) of this section; or (ii) If a quorum of the Board of Directors cannot be obtained under Subsection (a) of this section and a committee cannot be designated under Subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (c) of this Section 6 to select counsel. Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel. 7. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 3 if the applicant furnishes the Corporation: (i) a written statement of the applicant’s good faith belief that the applicant has met the standard of conduct described in Section 3; and (ii) a written undertaking, executed personally or on the applicant’s behalf, to repay the advance if it is ultimately determined that the applicant did not meet such standard of conduct. (b) The undertaking required by Paragraph (ii) of Subsection (a) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment. (c) Authorizations of payments under this section shall be made by the persons specified in Section 6.

5 8. The Board of Directors is hereby empowered, by a majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section 2 or 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section 8. 9. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from the person’s status as such, whether or not the Corporation would have power to indemnify such person against such liability under the provisions of this Article. 10. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided however that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia. 11. Each provision of this Article shall be severable, and an adverse determination as to such provision shall in no way affect the validity of any other provision.